                                                                     Exhibit 3.2

THIS OPTION HAS BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS (THE "LAWS"). IT IS UNLAWFUL TO EXERCISE, SELL, PLEDGE OR OTHERWISE DISPOSE OF THIS OPTION, OR ANY INTEREST THEREIN, OR RECEIVE ANY CONSIDERATION THEREFORE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER THE LAWS, UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE.

THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THIS STOCK OPTION AGREEMENT.

                              -------------------

                              FOOD EXTRUSION, INC.

                                OPTION AGREEMENT

     Food Extrusion, Inc., a Nevada corporation (the "Company"), hereby grants to David B. Lockton (the "Optionee"), an option (the "Option") to purchase up to 1,000,000 shares (the "Shares") of Common Stock of the Company (the "Common Stock"), at the per share price (the "Exercise Price") equal to $1.75 per share subject to the terms, definitions and provisions of this Option Agreement (the "Agreement" or "Option").


1. Nature of the Option. The Option is intended to be a nonstatutory option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Exercise of Option. The Option shall vest and become exercisable during its term, subject to the provisions of Section 4 below, as follows:

          (a) Vesting and Right to Exercise.

               (i) The Option hereby granted shall vest and become exercisable upon the closing by the Company of a financing, joint venture, acquisition, or any other agreement which provides working capital to the Company by or with a party or parties introduced to the Company directly by Optionee during the term of this Agreement or within 18 months following the date of such introduction, whichever is later. The Option may not be exercised prior to any other time, except as provided in Subsection (ii) below.


               (ii) In the event the Company rejects a bona fide and duly authorized offer in which no more than 10% of the equity of the Company on a fully diluted basis, would be issued and in which the Company would receive net proceeds, after deduction of all placement fees, commissions and expenses, of at least $5,000,000 had the Company not rejected such bona fide offer, one-half of this Option for 500,000 shares of Common Stock shall vest and thereupon be immediately exercisable. The determination of whether any offer is "bona fide" for purposes of this provision shall be conclusively determined by the Company's independent directors acting at a duly called meeting of the Company's Board of Directors.

               (iii) The Option may be exercised in whole or in part, in accordance with the provisions of this paragraph 2(a), but may not be exercised as to fractional shares.

          (b) Method of Exercise. In order to exercise any portion of the Option, the Optionee shall execute and deliver to the Chief Financial Officer of the Company the Notice of Exercise of Stock Option in the form attached hereto as Exhibit B during the period set forth in paragraph 4 hereof. The Notice of Exercise must be accompanied by payment in full of the aggregate purchase price for the Shares to be purchased. The Notice of Exercise may be delivered to the Company at any time to the extent Shares are vested. The certificate(s) for the Shares as to which the Option has been exercised shall be registered in the name of Optionee or his designee.

          (c) Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable Federal or state securities law or any other law or regulation. As a condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. The stock certificate(s) for the Shares issued upon exercise of the Option may bear appropriate legends restricting transfer.

          (d) Delivery of Certificates. The Company shall deliver the certificate(s) for the Shares issued upon exercise of the Option to the Optionee as soon as is practicable; provided, however, that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, including, without limitation, actions taken pursuant to
Section 5 below, then the date of delivery of such Shares shall be extended for a period necessary to take such action.

3. Method of Payment. Payment of the Exercise Price shall be made by the delivery of a cashier's check or wire transfer to the Company.

4. Term of the Option. Except as otherwise provided in this Agreement, to the extent not previously exercised, the right to exercise the Option shall terminate within 36 months from the date any Shares become vested under the terms of this Agreement (the "Exercise Period").

5. Adjustments Upon Changes in Capitalization; Other Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of shares of common stock of the Company effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to, or the Exercise Price of, this Option.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of Shares, as well as the Exercise Price, in the event that the Company effects one or more reorganizations, recapitalization, rights offerings, or other increases or reductions of shares of its outstanding common stock, and in the event of the Company being consolidated with or merged into any other corporation.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for changing, modifying, amending or adjusting any of the terms of this Option solely in order for the Company to perfect an initial public offering of its Common Stock.

6. Rights of Shareholder. Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance or the transfer to the Optionee of the certificate(s) for such Shares and only after the Exercise Price for such Shares has been paid in full.

7. Exchange, Transfer, Assignment or Loss of Option. This Option is exchangeable, without expense, at the option of the Optionee, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other options of different denominations entitling the Optionee, or any subsequent holder ("Holder") of this Option, to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Option to the Company at its principal office or at the office of its stock transfer agent, if any, with an Assignment Form in the form attached as Exhibit B hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such Assignment Form and this Option shall promptly be canceled. This Option may be divided or combined with other Options which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Options are to be issued and signed by the Holder hereof. The term "Option" as used herein includes any Option into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Option so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

8. Amendment. Except as set forth in Section 5, this Agreement may not be amended without the written consent of the Optionee.

9. Investment Representations; Legends.

          (a) Representations. The Optionee represents, warrants and covenants that:

               (i) Any shares purchased upon exercise of this option shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

               (ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

               (iii) The Optionee is able to bear the economic risk of holding such shares acquired pursuant to the exercise of this option for an indefinite period.

               (iv) The Optionee understands that (A) the Shares will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available;
(C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act will not be available for at least two years from the date the Shares are fully paid for and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

               (v) The Optionee agrees that, if the Company offers any of its Common Stock for sale pursuant to a registration statement under the Securities Act ("Registration Statement"), the Optionee will not, without the prior written consent of the Company, offer, sell, contract to sell or otherwise dispose of, directly or indirectly (a "Disposition"), any shares purchased upon exercise of the Option for a period of time after the effective date of the Registration Statement that is no shorter than the period of time that the Company's senior management shall have agreed with the Company or the managing underwriters of such offering not to make any Disposition with respect to any shares held by such senior management and not sold in connection with such Registration Statement.

By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 9.

          (b) Legends of Stock Certificate. All stock certificates representing the Shares shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable state law:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED.

10. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Option) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Option at any time prior to the expiration of this Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions of this Section 10 shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions Section 5 hereof.

11. Registration Rights under the Securities Act of 1933.

     (a) The Option and the Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").

     (b) As used herein the term "Registrable Security" means the Shares and any shares of Common Stock issued upon any stock split, dividend or stock dividend in respect of the Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security, or
(iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 11.

     (c) If, at any time during the Exercise Period, the Company proposes to prepare and file any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Section 11 collectively, a "Company Registration Statement"), it will give written notice (the "Notice") of its intention to do so by registered mail, at least thirty (30) business days prior to the filing of each such Company Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within twenty (20) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Company Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (except as to underwriting discounts and commissions and costs of individual Requesting Holders' counsel and professional advisors). In the event such Company Registration Statement is filed with respect to an underwritten offering, inclusion of any Registrable Securities shall be subject to cutback or exclusion by the underwriter in light of market conditions. Notwithstanding the provisions of this Section 11, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 11 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Company Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

12. Covenants of the Company with respect to Registration. The Company covenants and agrees as follows:

     (a) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Section 11 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses, except for any underwriting discounts or commissions with respect to the Registrable Securities and except for fees of counsel and other professional advisors of a holder or group of holders.

     (b) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such securities, provided that the Company shall not be obligated to so qualify or register the Registrable Securities in any state that would require the Company to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

     (c) The Company shall indemnify any holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from any untrue statement of a material fact contained in a Registration Statement, any other registration statement filed by the Company under the Act, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this Section 12 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the holder of the Registrable Securities or underwriter expressly for use therein; which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Act and each officer, director, employee and agent of such underwriter; provided, however, that the Company shall not be obligated to so indemnify such holder or any such underwriter or other person referred to above unless such holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company to the extent required herein. Each person who may be entitled to indemnification pursuant to the preceding sentence shall indemnify the Company, its directors, each officer signing the registration statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Section 12 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

     (d) If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

     (e) Nothing contained in this Agreement shall be construed as requiring any holder to exercise the Option prior to the initial filing of any registration statement or the effectiveness thereof.


DATE OF GRANT:  August 1, 1996

                                                     FOOD EXTRUSION, INC.


                                                     By: /s/ Patricia Mayhew
[corporate seal]                                        --------------------
                                                        President



                                                     By: /s/ Robert H. Hesse
                                                        --------------------
                                                        Secretary

The Optionee acknowledges receipt of the Stock Option Agreement attached hereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of Food Extrusion, Inc. upon any questions arising under such Agreement.


Dated:

                                    OPTIONEE:



                                                       /s/ David B. Lockton
                                                       --------------------
                                                       David B. Lockton

                                CONSENT OF SPOUSE

                              Kathy A. Lockton
                  I, ----------------------------------,  spouse of the Optionee who executed the Stock Option Agreement attached hereto, hereby agree that my spouse's interest in the shares of Common Stock of Food Extrusion, Inc. subject to said Agreement shall be irrevocably bound by the Agreement's terms. I agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of Food Extrusion, Inc. upon any questions arising under such Agreement. I further agree that my community property interest in such shares, if any, shall similarly be bound by said Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of said Agreement and this consent.


Dated:


                                                            /s/ Kathy A. Lockton
                                                            --------------------
                                                            Signature

                                                            Kathy A. Lockton
                                                            Print Name

                                    EXHIBIT B


                       NOTICE OF EXERCISE OF STOCK OPTION

                                                           Dated _________, 19__

                  The  undersigned  hereby  irrevocably  elects to exercise  the
Option to the extent of purchasing             shares of Common Stock and hereby
makes payment of                        in payment of the actual  exercise price
thereof.




                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
    --------------------------------------------
    (Please typewrite or print in block letters)


Address
       -----------------------------------------

Signature
         ---------------------------------------

                                    EXHIBIT C


                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto


Name
    --------------------------------------------
    (Please typewrite or print in block letters)


Address
       -----------------------------------------


the right to purchase  Common Stock  represented by this Option to the extent of shares as to which such right is exercisable and does hereby irrevocably
constitute and appoint                    Attorney,  to transfer the same on the
books of the Company with full power of substitution in the premises.

Date             , 19
    -------------    --

Signature
         ---------------------------------------